UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 8, 2021

SOCIETY PASS INCORPORATED

(Exact name of registrant as specified in its charter)

Nevada	001-41037	83-1019155
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

701 S. Carson Street, Suite 200 Carson City, Nevada	89701
(Address of registrant’s principal executive office)	(Zip code)

+65 6518-9382

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	SOPA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Item 1.01. Entry into a Material Definitive Agreement.

On November 8, 2021, Society Pass Incorporated (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Maxim Group LLC, acting as representative to the underwriters named on Schedule I thereto (the “Representative”), related to the offering of 2,888,889 shares of the Company’s common stock, par value $0.0001 per share (the “Firm Shares”), at a public offering price of $9.00 per share. Under the terms of the Underwriting Agreement, the Company has granted the Underwriters an option, exercisable for 45 days, to purchase up to an additional 433,334 shares of common stock (the “Option Shares”) to cover over-allotments, if any.

The Shares were offered and sold by the Company pursuant to the Company’s registration statement on Form S-1 (File No. 333-258056) (the “Registration Statement”) and filed with the Securities and Exchange Commission (the “Commission”) and the final prospectus filed with the Commission pursuant to Rule 424(b)(4) of the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement was declared effective by the Commission on November 8, 2021. The closings of the offering and sale of the Firm Shares and the sale of 236,111 Option Shares occurred on November 12, 2021. Aggregate gross proceeds from the closings related to the Firm Shares and the Option Shares was $26,000,001 and $2,124,999, respectively. The Company intends to use the net proceeds from this offering to hire additional employees, including executive officers, software developers, logistics operations staff, sales and marketing professionals, and for general corporate purposes, including working capital, operating data centers, leasing technology platforms and sales and marketing activities, as well as funding certain acquisitions of e-commerce companies in the Food & Beverage, beauty and travel industries in South East Asia and South Asia. The Company is under discussions with a number or potential acquisition targets.

The Underwriting Agreement contains customary representations, warranties and covenants by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties. We have also agreed to issue to the Underwriter (or its permitted assignees) a warrant to purchase 144,445 shares of the common stock, equal to an aggregate of 5.0% of the total number of shares of common stock sold in this offering (other than pursuant to the over-allotment option) (the “Representative’s Warrants”). The Representative’s Warrants will have an exercise price equal to $9.90 (110% of the offering price of the common stock sold in this offering) and may be exercised on a cashless basis.

The Company’s officers and directors and their affiliates and any holder of 5% or more of the outstanding shares of common stock of the Company have agreed, subject to certain exceptions, not to offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any shares of our common stock or other securities convertible into or exercisable or exchangeable for shares of our common stock until and including May 6, 2022 without the prior written consent of the Underwriter.

The Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K (this “Current Report”) and the description of the material terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit.

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Item 8.01. Other Events.

On November 8, 2021, the Company issued a press release announcing that it had priced the underwritten public offering described in Item 1.01 of this Current Report. The Company’s press release is filed as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

On November 12, 2021, the Company issued a press release announcing that it had closed the underwritten public offering and the exercise of the over-allotment option for an additional 236,111 shares, each as described in Item 1.01 of this Current Report. The Company’s press release is filed as Exhibit 99.2 to this Current Report and is incorporated herein by reference.

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Item 9.01. Financial Statement and Exhibits.

(d) Exhibits.

Exhibit No.	Description
1.1	Underwriting Agreement dated November 8, 2021.
99.1	Press Release dated November 8, 2021.
99.2	Press Release dated November 12, 2021.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 12, 2021	SOCIETY PASS INCORPORATED

	By:	/s/Dennis Nguyen
	Name:	Dennis Nguyen
	Title:	Chief Executive Officer

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